Exhibit 99.1

IMMEDIATE RELEASE
Contact:
Mark Johnson
Sr. Director, Investor Relations
mjohnson@atyrpharma.com
858-223-1163

aTyr Pharma Announces Date of Earnings Release For Second Quarter 2017 Financial Results

SAN DIEGO – August 10, 2017 – aTyr Pharma, Inc. (Nasdaq: LIFE), a biotherapeutics company engaged in the discovery and development of Physiocrine-based therapeutics to address severe, rare diseases, will report its financial results for the second quarter 2017 after the U.S. financial markets close on Monday, August 14, 2017.

About aTyr Pharma

aTyr Pharma is engaged in the discovery and clinical development of innovative medicines for patients suffering from severe, rare diseases using its knowledge of Physiocrine biology, a newly discovered set of physiological pathways. To date, the Company has generated three innovative therapeutic candidate programs based on its knowledge of Physiocrine biology in three different therapeutic areas. aTyr has built an intellectual property estate, to protect its pipeline, comprising over 220 issued patents or allowed patent applications that are owned or exclusively licensed, including over 300 potential Physiocrine-based protein compositions. aTyr's key programs are currently focused on severe diseases characterized by immune imbalance for which there are currently limited or no treatment options. For more information, please visit http://www.atyrpharma.com.

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